UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 23, 2020

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, TX	79701

(Address of principal executive offices) (Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Item 1.01	Entry into a Material Definitive Agreement

On December 23, 2020, Ring Energy, Inc. (the “Company”) entered into the Third Amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of April 9, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, as borrower, Truist Bank as Administrative Agent, and the lenders from time to time party thereto.

The Amendment, among other things: (i) added a definition for “Fall 2020 Borrowing Base Hedges,” which specifies permitted hedging transactions for calendar years 2021 and 2022; (ii) requires that the Company enter into the Fall 2020 Borrowing Base Hedges on or before January 22, 2021 and specifies that after entering into any Fall 2020 Borrowing Base Hedges, the Company will maintain such hedges in effect and may not terminate or otherwise monetize such hedges; (iii) states that, beginning with the fiscal quarter ending June 30, 2019, the Company will not, (A) as of the last day of any fiscal quarter (other than the fiscal quarter ending September 30, 2020 and the fiscal quarter ending March 31, 2021), permit its leverage ratio to be greater than 4.0 to 1.0, (B) as of the last day of the fiscal quarter ending September 30, 2020, permit its leverage ratio to be greater than 4.75 to 1.0, and (C) as of the last day of the fiscal quarter ending March 31, 2021, permit its leverage ratio to be greater than 4.25 to 1.0; and (iv) reduced the borrowing base under the Credit Agreement to $350 million until the next scheduled redetermination to occur on or around May 1, 2021.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 7.01	Regulation FD Disclosure

On December 23, 2020, the Company issued a press release announcing (i) the results of the fall 2020 redetermination of the Credit Agreement, (ii) that the Company paid down an additional $45 million against the Credit Agreement, and (iii) the addition of oil hedges for calendar years 2021 and 2022. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth under Item 1.01 and Item 2.03 of this Current Report on Form 8-K are hereby incorporated in this Item 7.01 by reference.

The information in Item 1.01, Item 2.03 and Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 10.1 and Exhibit 99.1, is being furnished pursuant to Item 1.01, Item 2.03 and Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Title of Document

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of December 23, 2020, by and among Ring Energy, Inc. as borrower, Truist Bank as Administrative Agent, and the lenders from time to time party thereto.
99.1	Press Release, dated December 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: December 29, 2020	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer